Exhibit 99.1

2021–Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2021

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18
Lease Expiration Analysis	19-20
2021 Core Portfolio Quarterly Lease Expiration Analysis	21
Top 20 Tenants	22
Investing Activity:	**Section IV**
Summary of Development Projects	23
Development and Redevelopment Placed in Service	24
Summary of Land Owned/Controlled	25
Capitalization:	**Section V**
Capitalization Overview	26
Summary of Outstanding Debt	27-28
Debt Analysis	29
Consolidated Real Estate Joint Ventures	30
Unconsolidated Real Estate Joint Ventures	31
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	32-34
Definitions	35-40
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of March 31, 2021, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of March 31, 2021, our core portfolio of 180 office and data center shell properties, including 17 owned through unconsolidated joint ventures, encompassed 20.8 million square feet and was 94.9% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Tayo Okusanya	646-949-9672	omotayo.okusanya@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net (loss) income	6	$(6,079)	$83,549	$(31,342)	$25,121	$25,550
NOI from real estate operations	13	$89,107	$89,304	$84,643	$84,059	$83,830
Same Properties NOI	16	$75,833	$77,142	$75,595	$76,456	$76,755
Same Properties cash NOI	17	$74,000	$77,886	$75,077	$76,991	$76,041
Adjusted EBITDA	10	$83,338	$82,298	$80,062	$78,582	$77,989
Diluted AFFO avail. to common share and unit holders	9	$52,387	$56,792	$50,340	$46,690	$41,495
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275

Per share - diluted:
EPS	8	$(0.06)	$0.73	$(0.29)	$0.21	$0.21
FFO - Nareit	8	$0.27	$0.53	$0.04	$0.51	$0.41
FFO - as adjusted for comparability	8	$0.56	$0.56	$0.54	$0.51	$0.51

Numerators for diluted per share amounts:
Diluted EPS	6	$(6,839)	$81,501	$(31,990)	$23,388	$23,957
Diluted FFO available to common share and unit holders	7	$30,997	$60,137	$5,069	$57,809	$46,706
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$64,454	$64,188	$61,485	$57,817	$57,866

Payout ratios:
Diluted FFO	N/A	100.5%	51.8%	613.6%	53.9%	66.6%
Diluted FFO - as adjusted for comparability	N/A	48.3%	48.6%	50.7%	53.9%	53.9%
Diluted AFFO	N/A	59.5%	54.9%	61.9%	66.8%	75.1%

CAPITALIZATION
Total Market Capitalization	26	$5,226,694	$5,062,432	$4,898,459	$4,908,346	$4,609,280
Total Equity Market Capitalization	26	$2,995,090	$2,960,967	$2,701,186	$2,885,245	$2,520,400
Gross debt	27	$2,257,854	$2,127,715	$2,247,523	$2,073,351	$2,139,130
Net debt to adjusted book	29	40.8%	39.1%	41.0%	38.6%	38.2%
Net debt plus preferred equity to adjusted book	29	40.8%	39.1%	41.1%	38.8%	38.3%
Adjusted EBITDA fixed charge coverage ratio	29	4.3x	4.1x	3.9x	3.8x	3.8x
Net debt plus pref. equity to in-place adj. EBITDA ratio	29	6.6x	6.2x	6.8x	6.4x	6.3x
Net debt adjusted for fully-leased development plus pref. equity to in-place adj. EBITDA ratio	29	6.3x	5.9x	6.4x	5.9x	5.8x

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	182	181	176	174	171
Consolidated Portfolio	165	164	161	159	156
Core Portfolio	180	179	174	172	169
Same Properties	161	161	161	161	161

% Occupied
Total Portfolio	93.8%	94.1%	93.8%	93.4%	93.7%
Consolidated Portfolio	92.9%	93.2%	93.0%	92.5%	92.8%
Core Portfolio	94.0%	94.3%	94.0%	93.6%	94.0%
Same Properties	92.8%	93.1%	93.0%	92.8%	93.2%

% Leased
Total Portfolio	94.7%	94.8%	94.4%	94.5%	94.9%
Consolidated Portfolio	93.9%	94.0%	93.6%	93.7%	94.2%
Core Portfolio	94.9%	95.0%	94.6%	94.7%	95.2%
Same Properties	93.8%	94.0%	93.6%	94.0%	94.5%

Square Feet (in thousands)
Total Portfolio	21,006	20,959	20,389	19,781	19,378
Consolidated Portfolio	18,257	18,209	17,940	17,346	16,943
Core Portfolio	20,849	20,802	20,232	19,624	19,221
Same Properties	17,802	17,802	17,802	17,802	17,802

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	86.7%	86.7%	90.6%	76.9%

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 31).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Assets
Properties, net:
Operating properties, net	$3,106,698	$3,115,280	$2,999,892	$2,888,817	$2,813,949
Development and redevelopment in progress, including land (1)	187,290	172,614	302,158	315,243	300,836
Land held (1)	285,266	274,655	284,888	309,039	304,843
Total properties, net	3,579,254	3,562,549	3,586,938	3,513,099	3,419,628
Property - operating right-of-use assets	39,810	40,570	36,442	31,009	27,793
Property - finance right-of-use assets	40,091	40,425	40,432	40,441	40,450
Cash and cash equivalents	36,139	18,369	11,458	21,596	159,061
Investment in unconsolidated real estate joint ventures	28,934	29,303	49,662	50,457	51,220
Accounts receivable, net	44,916	41,637	36,151	30,404	30,317
Deferred rent receivable	98,048	92,876	92,853	90,493	89,690
Intangible assets on real estate acquisitions, net	18,137	19,344	22,433	24,768	26,078
Deferred leasing costs, net	56,508	58,613	59,392	58,666	58,608
Investing receivables, net	71,831	68,754	74,136	72,333	71,197
Prepaid expenses and other assets, net	99,280	104,583	110,292	78,059	80,415
Total assets	$4,112,948	$4,077,023	$4,120,189	$4,011,325	$4,054,457
Liabilities and equity
Liabilities:
Debt	$2,207,903	$2,086,918	$2,181,551	$2,012,019	$2,076,839
Accounts payable and accrued expenses	96,465	142,717	140,921	149,836	128,441
Rents received in advance and security deposits	30,922	33,425	30,276	30,459	33,323
Dividends and distributions payable	31,305	31,231	31,307	31,302	31,301
Deferred revenue associated with operating leases	10,221	10,832	8,579	8,821	6,972
Property - operating lease liabilities	30,176	30,746	26,382	20,796	17,365
Interest rate derivatives	7,640	9,522	10,977	65,612	63,232
Other liabilities	15,599	12,490	17,038	12,408	8,886
Total liabilities	2,430,231	2,357,881	2,447,031	2,331,253	2,366,359
Redeemable noncontrolling interests	25,925	25,430	23,522	23,148	22,912
Equity:
COPT’s shareholders’ equity:
Common shares	1,123	1,122	1,122	1,122	1,122
Additional paid-in capital	2,476,807	2,478,906	2,479,321	2,477,977	2,476,677
Cumulative distributions in excess of net income	(847,407)	(809,836)	(860,647)	(797,959)	(790,600)
Accumulated other comprehensive loss	(7,391)	(9,157)	(10,548)	(64,513)	(62,201)
Total COPT’s shareholders’ equity	1,623,132	1,661,035	1,609,248	1,616,627	1,624,998
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	21,345	20,465	19,522	19,611	19,600
Preferred units in the Operating Partnership	—	—	8,800	8,800	8,800
Other consolidated entities	12,315	12,212	12,066	11,886	11,788
Total noncontrolling interests in subsidiaries	33,660	32,677	40,388	40,297	40,188
Total equity	1,656,792	1,693,712	1,649,636	1,656,924	1,665,186
Total liabilities, redeemable noncontrolling interests and equity	$4,112,948	$4,077,023	$4,120,189	$4,011,325	$4,054,457
(1)Refer to pages 23 and 25 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Revenues
Lease revenue	$144,624	$139,093	$133,875	$132,147	$131,012
Other property revenue	540	535	568	391	1,104
Construction contract and other service revenues	16,558	24,400	20,323	12,236	13,681
Total revenues	161,722	164,028	154,766	144,774	145,797
Operating expenses
Property operating expenses	56,974	52,085	51,552	50,204	49,999
Depreciation and amortization associated with real estate operations	37,321	36,653	35,332	33,612	32,596
Construction contract and other service expenses	15,793	23,563	19,220	11,711	13,121
Impairment losses	—	—	1,530	—	—
General and administrative expenses	6,062	7,897	5,558	6,511	5,303
Leasing expenses	2,344	1,993	1,909	1,647	2,183
Business development expenses and land carry costs	1,094	999	1,094	1,262	1,118
Total operating expenses	119,588	123,190	116,195	104,947	104,320
Interest expense	(17,519)	(17,148)	(17,152)	(16,797)	(16,840)
Interest and other income	1,865	3,341	1,746	2,282	1,205
Credit loss recoveries (expense) (1)	907	772	1,465	(615)	(689)
Gain on sales of real estate	(490)	30,204	—	—	5
Gain on sale of investment in unconsolidated real estate joint venture	—	29,416	—	—	—
Loss on early extinguishment of debt	(33,166)	(4,069)	(3,237)	—	—
Loss on interest rate derivatives	—	—	(53,196)	—	—
(Loss) income before equity in income of unconsolidated entities and income taxes	(6,269)	83,354	(31,803)	24,697	25,158
Equity in income of unconsolidated entities	222	453	477	454	441
Income tax expense	(32)	(258)	(16)	(30)	(49)
Net (loss) income	(6,079)	83,549	(31,342)	25,121	25,550
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership	85	(995)	386	(284)	(287)
Preferred units in the Operating Partnership	—	(69)	(77)	(77)	(77)
Other consolidated entities	(675)	(817)	(812)	(1,263)	(1,132)
Net (loss) income attributable to COPT common shareholders	$(6,669)	$81,668	$(31,845)	$23,497	$24,054
Amount allocable to share-based compensation awards	(170)	(280)	(145)	(109)	(97)
Redeemable noncontrolling interests	—	44	—	—	—
Distributions on dilutive convertible preferred units	—	69	—	—	—
Numerator for diluted EPS	$(6,839)	$81,501	$(31,990)	$23,388	$23,957

(1)Excludes credit losses on lease revenue, which are included in lease revenue.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net (loss) income	$(6,079)	$83,549	$(31,342)	$25,121	$25,550
Real estate-related depreciation and amortization	37,321	36,653	35,332	33,612	32,596
Impairment losses on real estate	—	—	1,530	—	—
Gain on sales of real estate	490	(30,204)	—	—	(5)
Gain on sale of investment in unconsolidated real estate JV	—	(29,416)	—	—	—
Depreciation and amortization on unconsolidated real estate JVs (1)	454	874	819	818	818
FFO - per Nareit (2)(3)	32,186	61,456	6,339	59,551	58,959
Noncontrolling interests - preferred units in the Operating Partnership	—	(69)	(77)	(77)	(77)
FFO allocable to other noncontrolling interests (4)	(1,027)	(1,091)	(1,074)	(1,525)	(12,015)
Basic FFO allocable to share-based compensation awards	(162)	(272)	(119)	(254)	(193)
Basic FFO available to common share and common unit holders (3)	30,997	60,024	5,069	57,695	46,674
Dilutive preferred units in the Operating Partnership	—	69	—	77	—
Redeemable noncontrolling interests	—	44	—	37	32
Diluted FFO available to common share and common unit holders - per Nareit (3)	30,997	60,137	5,069	57,809	46,706
Loss on early extinguishment of debt	33,166	4,069	3,237	—	—
Loss on interest rate derivatives	—	—	53,196	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	—	11	9	43
Dilutive preferred units in the Operating Partnership	—	—	77	—	77
FFO allocation to other noncontrolling interests resulting from capital event (4)	—	—	—	—	11,090
Diluted FFO comparability adjustments for redeemable noncontrolling interests	458	—	34	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(167)	(18)	(139)	(1)	(50)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$64,454	$64,188	$61,485	$57,817	$57,866

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 31.
(2)See reconciliation on page 32 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 30.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
EPS Denominator:
Weighted average common shares - basic	111,888	111,817	111,811	111,800	111,724
Dilutive effect of share-based compensation awards	—	320	—	321	239
Dilutive effect of redeemable noncontrolling interests	—	117	—	—	—
Dilutive convertible preferred units	—	155	—	—	—
Weighted average common shares - diluted	111,888	112,409	111,811	112,121	111,963
Diluted EPS	$(0.06)	$0.73	$(0.29)	$0.21	$0.21

Weighted Average Shares for period ended:
Common shares	111,888	111,817	111,811	111,800	111,724
Dilutive effect of share-based compensation awards	261	320	274	321	239
Common units	1,246	1,239	1,240	1,237	1,226
Redeemable noncontrolling interests	—	117	—	157	110
Dilutive convertible preferred units	—	155	—	176	—
Denominator for diluted FFO per share	113,395	113,648	113,325	113,691	113,299
Redeemable noncontrolling interests	940	—	109	—	—
Dilutive convertible preferred units	—	—	176	—	176
Denominator for diluted FFO per share, as adjusted for comparability	114,335	113,648	113,610	113,691	113,475
Weighted average common units	(1,246)	(1,239)	(1,240)	(1,237)	(1,226)
Redeemable noncontrolling interests	(940)	—	(109)	(157)	(110)
Anti-dilutive EPS effect of share-based compensation awards	(261)	—	(274)	—	—
Dilutive convertible preferred units	—	—	(176)	(176)	(176)
Denominator for diluted EPS	111,888	112,409	111,811	112,121	111,963
Diluted FFO per share - Nareit	$0.27	$0.53	$0.04	$0.51	$0.41
Diluted FFO per share - as adjusted for comparability	$0.56	$0.56	$0.54	$0.51	$0.51

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$64,454	$64,188	$61,485	$57,817	$57,866
Straight line rent adjustments and lease incentive amortization	(3,357)	3,438	(1,009)	2,523	(852)
Amortization of intangibles and other assets included in NOI	40	24	(39)	(73)	(74)
Share-based compensation, net of amounts capitalized	1,904	1,751	1,727	1,638	1,389
Amortization of deferred financing costs	793	664	658	642	575
Amortization of net debt discounts, net of amounts capitalized	542	504	453	390	386
Replacement capital expenditures (1)	(12,230)	(13,973)	(13,085)	(16,132)	(17,754)
Other diluted AFFO adjustments associated with real estate JVs (2)	241	196	150	(115)	(41)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$52,387	$56,792	$50,340	$46,690	$41,495

Replacement capital expenditures (1)
Tenant improvements and incentives	$7,139	$9,165	$6,950	$8,870	$11,357
Building improvements	3,628	7,523	10,400	13,662	2,475
Leasing costs	1,129	1,514	1,934	2,222	2,762
Net additions to (exclusions from) tenant improvements and incentives	2,900	(370)	(943)	329	2,026
Excluded building improvements and leasing costs	(2,566)	(3,859)	(5,256)	(8,951)	(866)
Replacement capital expenditures	$12,230	$13,973	$13,085	$16,132	$17,754

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 30 and COPT’s share of unconsolidated real estate joint ventures reported on page 31.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net (loss) income	$(6,079)	$83,549	$(31,342)	$25,121	$25,550
Interest expense	17,519	17,148	17,152	16,797	16,840
Income tax expense	32	258	16	30	49
Real estate-related depreciation and amortization	37,321	36,653	35,332	33,612	32,596
Other depreciation and amortization	555	513	457	448	419
Impairment losses on real estate	—	—	1,530	—	—
Gain on sales of real estate	490	(30,204)	—	—	(5)
Gain on sale of investment in unconsolidated real estate JV	—	(29,416)	—	—	—
Adjustments from unconsolidated real estate JVs	693	1,306	1,274	1,270	1,270
EBITDAre	50,531	79,807	24,419	77,278	76,719
Loss on early extinguishment of debt	33,166	4,069	3,237	—	—
Loss on interest rate derivatives	—	—	53,196	—	—
Net (gain) loss on other investments	—	(1,218)	250	2	—
Credit loss (recoveries) expense	(907)	(772)	(1,465)	615	689
Business development expenses	548	412	414	678	538
Demolition costs on redevelopment and nonrecurring improvements	—	—	11	9	43
Adjusted EBITDA	83,338	82,298	80,062	78,582	77,989
Proforma NOI adjustment for property changes within period	166	1,459	1,631	959	734
Change in collectability of deferred rental revenue	124	678	224	1,007	—
In-place adjusted EBITDA	$83,628	$84,435	$81,917	$80,548	$78,723

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 3/31/21
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,821	90.5%	92.7%
Howard County	35	2,858	89.3%	92.6%
Other	23	1,678	91.8%	92.2%
Total Fort Meade/BW Corridor	89	8,357	90.4%	92.5%
Northern Virginia (“NoVA”) Defense/IT	13	1,992	87.6%	87.8%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,242	96.9%	96.9%
Redstone Arsenal (Huntsville, Alabama)	16	1,500	99.6%	99.6%
Data Center Shells:
Consolidated Properties	9	1,990	100.0%	100.0%
Unconsolidated JV Properties (3)	17	2,749	100.0%	100.0%
Total Defense/IT Locations	172	18,783	94.2%	95.1%
Regional Office	8	2,066	92.9%	92.9%
Core Portfolio	180	20,849	94.0%	94.9%
Other Properties	2	157	68.4%	68.4%
Total Portfolio	182	21,006	93.8%	94.7%
Consolidated Portfolio	165	18,257	92.9%	93.9%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)Represents Defense/IT Locations and Regional Office properties.
(3)See page 31 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 3/31/21
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	150	16,174	92.4%	93.5%	$499,156	91.1%	$75,006
Unconsolidated real estate JV	9	1,471	100.0%	100.0%	2,147	0.4%	499
Total Same Properties in Core Portfolio	159	17,645	93.0%	94.0%	501,303	91.5%	75,505
Properties Placed in Service (4)	13	1,926	99.5%	99.6%	42,274	7.7%	9,229
Other unconsolidated JV properties (5)	8	1,278	100.0%	100.0%	1,723	0.3%	418
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,627
Total Core Portfolio	180	20,849	94.0%	94.9%	545,300	99.5%	88,779
Other Properties (Same Properties) (3)	2	157	68.4%	68.4%	2,626	0.5%	328
Total Portfolio	182	21,006	93.8%	94.7%	$547,926	100.0%	$89,107
Consolidated Portfolio	165	18,257	92.9%	93.9%	$544,055	99.3%	$88,190

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	155	16,034	93.2%	94.3%	$473,625	86.9%	$75,160
Unconsolidated real estate JVs	17	2,749	100.0%	100.0%	3,870	0.7%	917
Total Defense/IT Locations	172	18,783	94.2%	95.1%	477,495	87.6%	76,077
Regional Office	8	2,066	92.9%	92.9%	67,805	12.4%	9,013
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,689
Total Core Portfolio	180	20,849	94.0%	94.9%	$545,300	100.0%	$88,779
(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $24.8 million as of 3/31/21. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/20.
(5)Includes properties in an unconsolidated real estate JV formed in 2020.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$66,446	$63,733	$63,328	$62,698	$64,438
NoVA Defense/IT	15,211	14,993	14,699	14,447	13,678
Lackland Air Force Base	12,555	13,047	12,602	13,257	12,076
Navy Support	8,398	8,403	8,006	8,119	8,341
Redstone Arsenal	8,253	7,113	6,079	4,647	4,676
Data Center Shells-Consolidated	8,787	8,491	7,995	7,076	5,577
Total Defense/IT Locations	119,650	115,780	112,709	110,244	108,786
Regional Office	16,677	15,092	14,913	15,162	15,460
Wholesale Data Center	8,090	8,093	6,068	6,455	7,172
Other	747	663	753	677	698
Consolidated real estate revenues	$145,164	$139,628	$134,443	$132,538	$132,116

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,775	$42,319	$41,791	$41,839	$43,216
NoVA Defense/IT	9,335	9,437	9,454	9,112	8,493
Lackland Air Force Base	5,681	5,688	5,486	5,472	5,281
Navy Support	4,965	5,248	4,962	4,948	5,056
Redstone Arsenal	5,699	4,482	4,050	3,035	2,829
Data Center Shells:
Consolidated properties	7,705	7,603	7,134	6,287	4,920
COPT’s share of unconsolidated real estate JVs	917	1,761	1,752	1,725	1,713
Total Defense/IT Locations	76,077	76,538	74,629	72,418	71,508
Regional Office	9,013	8,155	7,131	8,274	7,923
Wholesale Data Center	3,669	4,260	2,426	2,992	3,939
Other	348	351	457	375	460
NOI from real estate operations	$89,107	$89,304	$84,643	$84,059	$83,830

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,666	$42,430	$41,365	$41,968	$42,170
NoVA Defense/IT	9,222	9,519	9,410	9,610	9,118
Lackland Air Force Base	5,999	6,006	5,929	5,903	5,701
Navy Support	4,965	5,376	5,130	5,248	5,146
Redstone Arsenal	4,706	4,383	2,848	2,580	2,494
Data Center Shells:
Consolidated properties	6,505	6,588	6,234	5,505	4,316
COPT’s share of unconsolidated real estate JVs	816	1,668	1,655	1,641	1,633
Total Defense/IT Locations	71,879	75,970	72,571	72,455	70,578
Regional Office	7,448	8,156	7,045	8,078	7,479
Wholesale Data Center	3,760	4,320	2,480	3,005	3,848
Other	363	356	438	358	457
Cash NOI from real estate operations	83,450	88,802	82,534	83,896	82,362
Straight line rent adjustments and lease incentive amortization	4,006	(3,104)	1,016	(2,360)	909
Amortization of acquired above- and below-market rents	99	99	98	97	96
Amortization of intangibles and other assets to property operating expenses	(139)	(122)	(60)	(22)	(23)
Lease termination fees, net	1,362	141	455	199	37
Tenant funded landlord assets and lease incentives	228	3,395	504	2,164	369
Cash NOI adjustments in unconsolidated real estate JVs	101	93	96	85	80
NOI from real estate operations	$89,107	$89,304	$84,643	$84,059	$83,830

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,195	90.3%	91.2%	90.8%	91.2%	92.3%
NoVA Defense/IT	13	1,992	87.8%	88.4%	88.4%	87.0%	83.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.8%	96.9%	94.6%	94.0%	93.6%
Redstone Arsenal	10	806	99.2%	99.1%	99.7%	99.7%	99.5%
Data Center Shells:
Consolidated properties	5	1,027	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,471	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	152	15,686	93.1%	93.6%	93.3%	93.3%	93.4%
Regional Office	7	1,959	92.0%	92.1%	92.1%	92.0%	90.6%
Core Portfolio Same Properties	159	17,645	92.9%	93.4%	93.2%	93.1%	93.1%
Other Same Properties	2	157	68.4%	68.4%	68.4%	65.8%	67.4%
Total Same Properties	161	17,802	92.7%	93.2%	92.9%	92.9%	92.8%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,195	90.3%	91.0%	90.9%	91.0%	92.4%
NoVA Defense/IT	13	1,992	87.6%	88.1%	88.5%	87.0%	85.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.9%	97.2%	95.6%	93.9%	94.0%
Redstone Arsenal	10	806	99.2%	98.9%	99.2%	99.7%	99.7%
Data Center Shells:
Consolidated properties	5	1,027	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,471	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	152	15,686	93.1%	93.5%	93.4%	93.2%	93.7%
Regional Office	7	1,959	92.5%	92.1%	92.3%	92.0%	91.4%
Core Portfolio Same Properties	159	17,645	93.0%	93.3%	93.3%	93.0%	93.4%
Other Same Properties	2	157	68.4%	68.4%	68.4%	68.4%	64.6%
Total Same Properties	161	17,802	92.8%	93.1%	93.0%	92.8%	93.2%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$65,278	$62,912	$62,694	$62,075	$63,798
NoVA Defense/IT	15,127	14,993	14,698	14,447	13,678
Lackland Air Force Base	12,555	13,047	12,603	13,257	12,076
Navy Support	8,398	8,403	8,007	8,119	8,340
Redstone Arsenal	4,555	4,487	4,449	4,405	4,676
Data Center Shells-Consolidated	4,182	4,273	4,021	4,143	3,919
Total Defense/IT Locations	110,095	108,115	106,472	106,446	106,487
Regional Office	14,995	14,829	14,913	15,162	15,460
Other Properties	665	663	753	676	698
Same Properties real estate revenues	$125,755	$123,607	$122,138	$122,284	$122,645

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,975	$41,756	$41,369	$41,412	$42,791
NoVA Defense/IT	9,251	9,436	9,454	9,112	8,494
Lackland Air Force Base	5,682	5,688	5,486	5,472	5,281
Navy Support	4,965	5,248	4,961	4,949	5,056
Redstone Arsenal	2,912	2,684	2,743	2,835	2,829
Data Center Shells:
Consolidated properties	3,530	3,581	3,491	3,521	3,415
COPT’s share of unconsolidated real estate JV	499	506	504	506	505
Total Defense/IT Locations	67,814	68,899	68,008	67,807	68,371
Regional Office	7,715	7,892	7,131	8,274	7,923
Other Properties	304	351	456	375	461
Same Properties NOI	$75,833	$77,142	$75,595	$76,456	$76,755

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,192	$42,068	$40,991	$41,668	$42,241
NoVA Defense/IT	9,138	9,519	9,410	9,610	9,118
Lackland Air Force Base	5,999	6,005	5,929	5,904	5,701
Navy Support	4,965	5,376	5,130	5,248	5,146
Redstone Arsenal	2,957	2,790	2,628	2,609	2,494
Data Center Shells:
Consolidated properties	3,142	3,155	3,050	3,060	2,952
COPT’s share of unconsolidated real estate JV	456	460	456	456	453
Total Defense/IT Locations	65,849	69,373	67,594	68,555	68,105
Regional Office	7,832	8,157	7,045	8,078	7,479
Other Properties	319	356	438	358	457
Same Properties cash NOI	74,000	77,886	75,077	76,991	76,041
Straight line rent adjustments and lease incentive amortization	151	(1,278)	(401)	(838)	182
Amortization of acquired above- and below-market rents	99	99	98	97	96
Amortization of intangibles and other assets to property operating expenses	—	—	(23)	(23)	(23)
Lease termination fees, net	1,362	141	454	200	38
Tenant funded landlord assets and lease incentives	179	249	342	(20)	368
Cash NOI adjustments in unconsolidated real estate JV	42	45	48	49	53
Same Properties NOI	$75,833	$77,142	$75,595	$76,456	$76,755
Percentage change in total Same Properties cash NOI (1)	(2.7%)
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	(3.3%)

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 3/31/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Total
Renewed Space
Leased Square Feet	63	—	81	10	154	—	154
Expiring Square Feet	149	—	92	10	251	46	297
Vacating Square Feet	87	—	10	—	97	46	143
Retention Rate (% based upon square feet)	42.0%	—%	88.6%	100.0%	61.3%	—%	51.8%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.39	$—	$0.92	$1.06	$1.93	$—	$1.93
Weighted Average Lease Term in Years	4.1	—	2.6	1.0	3.1	—	3.1
Average Rent Per Square Foot
Renewal Average Rent	$32.96	$—	$20.67	$27.32	$26.11	$—	$26.11
Expiring Average Rent	$31.32	$—	$20.15	$22.96	$24.88	$—	$24.88
Change in Average Rent	5.2%	—%	2.6%	19.0%	4.9%	—%	4.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$31.81	$—	$20.50	$27.32	$25.56	$—	$25.56
Expiring Cash Rent	$32.95	$—	$20.81	$26.55	$26.13	$—	$26.13
Change in Cash Rent	(3.5)%	—%	(1.5)%	2.9%	(2.2)%	—%	(2.2)%
Average Escalations Per Year	2.5%	—%	2.8%	—%	2.6%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	11	11	—	11
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$—	$—	$—	$13.33	$13.33	$—	$13.33
Weighted Average Lease Term in Years	—	—	—	5.5	5.5	—	5.5
Average Rent Per Square Foot	$—	$—	$—	$26.37	$26.37	$—	$26.37
Cash Rent Per Square Foot	$—	$—	$—	$27.25	$27.25	$—	$27.25
Vacant Space (3)
Leased Square Feet	82	8	3	—	93	—	93
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$6.92	$5.96	$2.50	$—	$6.69	$—	$6.69
Weighted Average Lease Term in Years	8.8	6.0	6.6	—	8.5	—	8.5
Average Rent Per Square Foot	$25.69	$36.37	$33.40	$—	$26.90	$—	$26.90
Cash Rent Per Square Foot	$27.55	$34.69	$44.00	$—	$28.72	$—	$28.72
Total Square Feet Leased	145	8	84	21	258	—	258
Average Escalations Per Year	2.4%	2.9%	2.8%	2.5%	2.5%	—%	2.5%
Average Escalations Excl. Data Center Shells							2.5%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	592	$19,431	3.6%	$31.29
NoVA Defense/IT	69	2,168	0.4%	31.48
Lackland Air Force Base	250	11,836	2.2%	47.34
Navy Support	145	5,000	0.9%	34.37
Redstone Arsenal	4	105	—%	24.97
Regional Office	76	2,577	0.5%	33.97
2021	1,136	41,117	7.5%	35.28
Ft Meade/BW Corridor	1,116	39,417	7.2%	35.31
NoVA Defense/IT	135	4,731	0.9%	34.95
Navy Support	272	6,854	1.3%	25.16
Redstone Arsenal	403	9,111	1.7%	22.62
Regional Office	531	17,632	3.2%	33.10
2022	2,457	77,744	14.3%	31.61
Ft Meade/BW Corridor	1,296	47,463	8.7%	36.60
NoVA Defense/IT	177	5,913	1.1%	33.29
Navy Support	215	6,205	1.1%	28.91
Redstone Arsenal	14	336	0.1%	24.15
Regional Office	143	4,328	0.8%	30.21
2023	1,845	64,245	11.8%	34.80
Ft Meade/BW Corridor	1,192	43,822	8.0%	36.58
NoVA Defense/IT	406	14,212	2.6%	35.01
Navy Support	273	5,922	1.1%	21.70
Redstone Arsenal	75	1,840	0.3%	24.40
Data Center Shells-Unconsolidated JV Properties	546	661	0.1%	12.11
Regional Office	77	2,370	0.4%	30.27
2024	2,569	68,827	12.6%	33.01
Ft Meade/BW Corridor	1,441	49,484	9.1%	34.27
NoVA Defense/IT	250	10,151	1.9%	40.65
Lackland Air Force Base	703	39,198	7.2%	55.78
Navy Support	51	1,199	0.2%	23.39
Redstone Arsenal	253	5,265	1.0%	20.68
Data Center Shells-Unconsolidated JV Properties	121	156	—%	12.93
Regional Office	110	4,052	0.7%	36.76
2025	2,929	109,505	20.1%	38.78
Thereafter
Consolidated Properties	6,586	180,809	33.3%	26.93
Unconsolidated JV Properties	2,083	3,053	0.6%	14.66
Core Portfolio	19,605	$545,300	100.0%	$31.54

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)

Core Portfolio	19,605	$545,300	99.5%	$31.54
Other Properties	108	2,626	0.5%	24.39
Total Portfolio	19,713	$547,926	100.0%	$31.50
Consolidated Portfolio	16,964	$544,055
Unconsolidated JV Properties	2,749	$3,870

Note: As of 3/31/21, the weighted average lease term was 5.4 years for the core portfolio, 5.3 years for the total portfolio and 5.2 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2021 (5)	11.40	$14,939
2022	1.27	2,560
2023	0.92	1,742
2024	—	10
2025	3.10	5,297
Thereafter	—	289
	16.69	$24,837

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/21 of 185,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.
(5)An 11.25MW lease that expired in August 2020 remains in place until renewed by both parties or terminated by either party.

Corporate Office Properties Trust
2021 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	242	$7,727	1.4%	$31.92
NoVA Defense/IT	16	575	0.1%	35.67
Lackland Air Force Base	250	11,836	2.2%	47.34
Navy Support	12	354	0.1%	29.56
Regional Office	26	820	0.2%	31.06
Q2 2021	546	21,312	4.0%	37.08
Ft Meade/BW Corridor	149	4,986	0.9%	33.22
NoVA Defense/IT	14	356	0.1%	25.70
Navy Support	20	503	0.1%	25.54
Redstone Arsenal	4	105	—%	24.97
Regional Office	15	503	0.1%	33.83
Q3 2021	202	6,453	1.2%	31.83
Ft Meade/BW Corridor	201	6,718	1.2%	33.48
NoVA Defense/IT	39	1,237	0.2%	31.81
Navy Support	114	4,143	0.8%	36.40
Regional Office	34	1,254	0.2%	36.26
Q4 2021	388	13,352	2.4%	34.41

	1,136	$41,117	7.5%	$35.28

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/21.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.
(4)Amounts reported represent the percentage of our core portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/21 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$193,849	33.8%	4,691	4.1
Fortune 100 Company		51,669	9.0%	4,769	9.2
General Dynamics Corporation		32,909	5.7%	752	2.7
The Boeing Company		17,327	3.0%	610	1.3
CACI International Inc		13,525	2.4%	354	4.0
CareFirst Inc.		11,409	2.0%	312	1.9
Booz Allen Hamilton, Inc.		11,013	1.9%	297	3.1
Peraton Corp.		9,070	1.6%	268	5.5
Northrop Grumman Corporation		8,027	1.4%	284	2.7
Well Fargo & Company		7,055	1.2%	172	6.9
AT&T Corporation		6,263	1.1%	321	8.5
Miles and Stockbridge, PC		6,064	1.1%	160	6.5
Yulista Holding, LLC		5,948	1.0%	366	8.7
Morrison & Foerster, LLP		5,925	1.0%	102	16.0
Raytheon Technologies Corporation		5,731	1.0%	157	2.3
University of Maryland		5,486	1.0%	169	7.1
Transamerica Life Insurance Company		5,296	0.9%	140	0.8
Jacobs Engineering Group Inc.		5,229	0.9%	165	4.8
Science Applications International Corp.		5,202	0.9%	134	1.3
Mantech International Corp.		4,838	0.8%	165	3.5
Subtotal Top 20 Tenants		411,835	71.7%	14,388	5.8
All remaining tenants		160,928	28.3%	5,325	4.0
Total/Weighted Average		$572,763	100.0%	19,713	5.3

(1)Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $3.9 million (see page 31 for additional information).
(2)Total ARR is the monthly contractual base rent as of 3/31/21, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/21, $5.6 million of our ARR was through the General Services Administration (GSA), representing 2.9% of our ARR from the United States Government and 1.0% of our total ARR.

Corporate Office Properties Trust
Summary of Development Projects as of 3/31/21 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 3/31/21	as of 3/31/21 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road (4)	College Park, Maryland	102	54%	$30,927	$24,420	$16,536	4Q 20	4Q 21
610 Guardian Way	Annapolis Junction, Maryland	107	100%	64,000	24,303	—	4Q 21	4Q 21
Subtotal / Average		209	78%	94,927	48,723	16,536

NoVA Defense/IT:
NoVA Office C	Chantilly, Virginia	348	100%	106,219	67,217	2,794	4Q 21	4Q 21

Lackland Air Force Base:
Project EL	San Antonio, Texas	107	100%	51,500	28,144	—	3Q 21	3Q 21

Navy Support:
Expedition VII	St. Mary’s County, Maryland	30	60%	8,189	1,764	—	4Q 21	4Q 22

Redstone Arsenal:
6000 Redstone Gateway (5)	Huntsville, Alabama	42	100%	9,796	8,790	7,759	4Q 20	3Q 21
8000 Rideout Road	Huntsville, Alabama	100	20%	26,991	17,005	—	2Q 21	2Q 22
Subtotal / Average		142	44%	36,787	25,795	7,759

Data Center Shells:
PS A	Northern Virginia	227	100%	65,600	5,598	—	2Q 23	2Q 23
PS B	Northern Virginia	193	100%	55,000	4,533	—	1Q 24	1Q 24
Subtotal / Average		420	100%	120,600	10,131	—

Regional Office:
2100 L Street (6)	Washington, D.C.	190	56%	177,000	158,420	121,279	2Q 20	2Q 21
Total Under Development		1,446	85%	$595,222	$340,194	$148,368

(1)Includes properties under, or contractually committed for, development as of 3/31/21.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 55,000 square feet were operational as of 3/31/21.
(5)Although classified as under development, 32,000 square feet were operational as of 3/31/21.
(6)Although classified as under development, 107,000 square feet were operational as of 3/31/21.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 3/31/21
(square feet in thousands)

		Total Property		Square Feet Placed in Service	Space Placed in Service % Leased as of 3/31/21
	Property Segment	% Leased as of 3/31/21	Rentable Square Feet	2021
Property and Location				1st Quarter
7100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	46	100%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/21 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	175	1,999
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	320	3,627
NoVA Defense/IT	29	1,133
Lackland AFB	19	410
Navy Support	38	64
Redstone Arsenal (2)	355	3,125
Data Center Shells	53	1,180
Total Defense/IT Locations	814	9,539
Regional Office	10	900
Total land owned/controlled for future development	824	10,439	$281,835

Other land owned/controlled	43	638	3,431
Land held, net	867	11,077	$285,266

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 23. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 30). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)(2)	Stated Rate	Effective Rate (3)(4)	Gross Debt Balance at 3/31/21

Debt
Secured debt	2.8	3.27%	3.35%	$260,632
Unsecured debt	5.1	2.86%	3.24%	1,970,972
Total Consolidated Debt	4.8	2.91%	3.25%	$2,231,604

Fixed rate debt (4)	5.7	3.38%	3.45%	$1,994,582
Variable rate debt	1.8	1.38%	1.61%	237,022
Total Consolidated Debt				$2,231,604

Common Equity
Common Shares				112,327
Common Units (5)				1,425
Total Common Shares and Units				113,752

Closing Common Share Price on 3/31/21				$26.33
Equity Market Capitalization				$2,995,090

Total Market Capitalization				$5,226,694

(1)Calculated assuming exercise of early extension options on our Revolving Credit Facility.
(2)We redeemed $270.0 million in unsecured senior notes on their 4/12/21 maturity date using borrowings under our Revolving Credit Facility. The weighted average maturity of our unsecured debt was 5.5 years and total consolidated debt was 5.2 years as of 3/31/21 including these notes in the calculation using the maturity date of our Revolving Credit Facility, assuming exercise of early extension options.
(3)Excludes the effect of deferred financing cost amortization.
(4)Includes the effect of interest rate swaps with notional amounts of $284.2 million that hedge the risk of changes in interest rates on variable rate debt.
(5)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	3/3/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/21
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$—	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,784	$15,902	Feb-23
Senior Unsecured Notes					100 & 30 Light Street	4.32%		50,183	47,676	Jun-23
3.60% due 2023	3.60%	165,576	Apr-21	(3)	LW Redstone:
5.25% due 2024	5.25%	104,385	Apr-21	(3)	1000, 1200 & 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	31,499	27,649	Jun-24
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and
2.75% due 2031	2.75%	600,000	Apr-31		8800 Redstone Gateway (2)(4)	L + 1.55%		23,000	22,100	Mar-25	(6)
Subtotal - Senior Unsecured Notes	3.31%	$1,569,961			M Square:
					5825 & 5850 University Research
Unsecured Bank Term Loans					Court (4)	3.82%		40,944	35,603	Jun-26
2022 Maturity	L + 1.00%	$400,000	Dec-22	(2)	5801 University Research Court (2)(5)	L + 1.45%		11,200	10,020	Aug-26
Other Unsecured Debt	0.00%	1,011	May-26		2100 L Street (2)(4)	L + 2.35%		87,022	87,022	Sept-22	(7)
Total Unsecured Debt	2.86%	$1,970,972			Total Secured Debt	3.27%		$260,632

Debt Summary
Total Unsecured Debt	2.86%	$1,970,972
Total Secured Debt	3.27%	260,632
Consolidated Debt	2.91%	$2,231,604
Net discounts and deferred financing costs		(23,701)
Debt, per balance sheet		$2,207,903

Consolidated Debt		$2,231,604
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,257,854

(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option. On 4/12/21, we redeemed $270.0 million in unsecured senior notes using borrowings under our Revolving Credit Facility.
(2)Pre-payable anytime without penalty.
(3)We redeemed these notes effective 4/12/21.
(4)These properties are owned through consolidated joint ventures.
(5)Represents the weighted average rate of three loans on the properties.
(6)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(7)The loan maturity may be extended by one year, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/21 (continued)

(1)Of the $273.0 million in maturities for the remainder of 2021, $270.0 million represents unsecured senior notes that we redeemed on 4/12/21 using borrowings under our Revolving Credit Facility.
(2)Includes the effect of $284.2 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 3/31/21					As of and for Three Months Ended 3/31/21
Senior Note Covenants (1)	Required	2.25% and 2.75% Notes	Other Notes		Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.4%	42.0%		Total Debt / Total Assets	< 60%	39.4%
Secured Debt / Total Assets	< 40%	4.8%	5.4%		Secured Debt / Total Assets	< 40%	4.6%
Debt Service Coverage	> 1.5x	4.4x	4.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.2x
Unencumbered Assets / Unsecured Debt	> 150%	244.1%	244.1%		Unsecured Debt / Unencumbered Assets	< 60%	38.9%
					Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.7x

Debt Ratios		Page Refer.			Unencumbered Portfolio Analysis
Gross debt		27	$2,257,854		# of unencumbered properties		155
Adjusted book		34	$5,450,919		% of total portfolio		85%
Net debt / adjusted book ratio			40.8%		Unencumbered square feet in-service		16,923
Net debt plus pref. equity / adj. book ratio			40.8%		% of total portfolio		81%
Net debt		34	$2,221,513		NOI from unencumbered real estate operations		$80,629
Net debt plus preferred equity		34	$2,221,513		% of total NOI from real estate operations		90%
Net debt adj. for fully-leased dev. plus pref. equity		34	$2,093,481		Adjusted EBITDA from unencumbered real estate operations		$75,270
In-place adjusted EBITDA		10	$83,628		% of total adjusted EBITDA from real estate operations		90%
Net debt / in-place adjusted EBITDA ratio			6.6	x	Unencumbered adjusted book		$4,850,711
Net debt plus pref. equity / in-place adj. EBITDA ratio			6.6	x	% of total adjusted book		89%
Net debt adj. for fully-leased development plus pref. equity / in-place adj. EBITDA ratio			6.3	x
Denominator for debt service coverage		33	$17,380
Denominator for fixed charge coverage		33	$19,185
Adjusted EBITDA		10	$83,338
Adjusted EBITDA debt service coverage ratio			4.8	x
Adjusted EBITDA fixed charge coverage ratio			4.3	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/21
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 3/31/21 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	368	98.0%	98.0%	$1,753	$87,949	$52,144	50%
Huntsville, Alabama:
LW Redstone Company, LLC (15 properties)	1,363	100.0%	100.0%	5,260	294,165	54,499	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	107	100.0%	100.0%	1,298	109,355	54,450	95%
Total/Average	1,838	99.6%	99.6%	$8,311	$491,469	$161,093

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	395	$13,562	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,235	124,412	—	85%	(3)
Washington, D.C.:
Stevens Place	83	52,230	32,572	95%
Total	3,713	$190,204	$32,572

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives a priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive the remainder of distributions from the JV.
(4)Total assets include $67.9 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 3/31/21
(dollars and square feet in thousands)

Joint venture information (1)	BREIT-COPT	B RE COPT
COPT ownership %	10%	10%
COPT’s investment	$13,094	$15,840
# of Properties	9	8
Square Feet	1,471	1,278
% Occupied	100%	100%
COPT’s share of ARR	$2,147	$1,723

Balance sheet information (1)	BREIT-COPT	B RE COPT	Total	COPT’s Share (2)
Operating properties, net	$307,720	$271,952	$579,672	$57,967
Total assets	$338,285	$300,660	$638,945	$63,895
Debt	$200,959	$60,707	$261,666	$26,167
Total liabilities	$207,346	$68,681	$276,027	$27,603

	Three Months Ended 3/31/21
Operating information (1)	BREIT-COPT	B RE COPT	Total	COPT’s Share (2)
Revenue	$6,017	$5,058	$11,075	$1,107
Operating expenses	(1,030)	(876)	(1,906)	(190)
NOI and EBITDA	4,987	4,182	9,169	917
Interest expense	(1,842)	(549)	(2,391)	(239)
Depreciation and amortization	(2,520)	(2,481)	(5,001)	(454)
Net income	$625	$1,152	$1,777	$224

NOI (per above)	$4,987	$4,182	$9,169	$917
Straight line rent adjustments	(284)	(249)	(533)	(53)
Amortization of acquired above- and below-market rents	(142)	(334)	(476)	(48)
Cash NOI	$4,561	$3,599	$8,160	$816

(1)Refer to the section entitled “Definitions” for joint venture names.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
NOI from real estate operations (1)
Real estate revenues	$145,164	$139,628	$134,443	$132,538	$132,116
Property operating expenses	(56,974)	(52,085)	(51,552)	(50,204)	(49,999)
COPT’s share of NOI in unconsolidated real estate JVs (2)	917	1,761	1,752	1,725	1,713
NOI from real estate operations	89,107	89,304	84,643	84,059	83,830
General and administrative expenses	(6,062)	(7,897)	(5,558)	(6,511)	(5,303)
Leasing expenses	(2,344)	(1,993)	(1,909)	(1,647)	(2,183)
Business development expenses and land carry costs	(1,094)	(999)	(1,094)	(1,262)	(1,118)
NOI from construction contracts and other service operations	765	837	1,103	525	560
Equity in loss of unconsolidated non-real estate entities	(2)	(2)	(1)	(1)	(2)
Interest and other income	1,865	3,341	1,746	2,282	1,205
Credit loss recoveries (expense) (3)	907	772	1,465	(615)	(689)
Loss on early extinguishment of debt	(33,166)	(4,069)	(3,237)	—	—
Loss on interest rate derivatives	—	—	(53,196)	—	—
Interest expense	(17,519)	(17,148)	(17,152)	(16,797)	(16,840)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(239)	(432)	(455)	(452)	(452)
Income tax expense	(32)	(258)	(16)	(30)	(49)
FFO - per Nareit (1)	$32,186	$61,456	$6,339	$59,551	$58,959

Real estate revenues
Lease revenue
Fixed contractual payments	$112,425	$110,748	$106,743	$103,993	$104,109
Variable lease payments (4)	32,199	28,345	27,132	28,154	26,903
Lease revenue	144,624	139,093	133,875	132,147	131,012
Other property revenue	540	535	568	391	1,104
Real estate revenues	$145,164	$139,628	$134,443	$132,538	$132,116

Provision for credit losses (recoveries) on billed lease revenue	$—	$41	$212	$358	$(355)
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 31 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Total interest expense	$17,519	$17,148	$17,152	$16,797	$16,840
Less: Amortization of deferred financing costs	(793)	(664)	(658)	(642)	(575)
Less: Amortization of net debt discounts, net of amounts capitalized	(542)	(504)	(453)	(390)	(386)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	234	422	444	442	441
Denominator for interest coverage	16,418	16,402	16,485	16,207	16,320
Scheduled principal amortization	962	1,048	1,033	1,023	1,021
Denominator for debt service coverage	17,380	17,450	17,518	17,230	17,341
Capitalized interest	1,805	2,620	2,908	3,174	3,358
Preferred unit distributions	—	69	77	77	77
Denominator for fixed charge coverage	$19,185	$20,139	$20,503	$20,481	$20,776

Common share dividends - unrestricted shares and deferred shares	$30,805	$30,764	$30,763	$30,761	$30,754
Common share dividends - restricted shares and deferred shares	97	94	80	94	84
Common unit distributions - unrestricted units	347	341	341	341	339
Common unit distributions - restricted units	51	31	25	25	25
Preferred unit distributions	—	69	77	77	77
Total dividends/distributions	$31,300	$31,299	$31,286	$31,298	$31,279

Common share dividends - unrestricted shares and deferred shares	$30,805	$30,764	$30,763	$30,761	$30,754
Common unit distributions - unrestricted units	347	341	341	341	339
Distributions on dilutive preferred units	—	69	—	77	—
Dividends and distributions for diluted FFO payout ratio	31,152	31,174	31,104	31,179	31,093
Distributions on dilutive preferred units	—	—	77	—	77
Dividends and distributions for other payout ratios	$31,152	$31,174	$31,181	$31,179	$31,170

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Total assets	$4,112,948	$4,077,023	$4,120,189	$4,011,325	$4,054,457
Accumulated depreciation	1,157,059	1,124,253	1,095,441	1,065,094	1,035,703
Accumulated amort. of real estate intangibles and deferred leasing costs	217,811	217,124	215,651	216,267	214,693
COPT’s share of liabilities of unconsolidated real estate JVs	27,603	26,710	50,957	50,984	50,966
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	2,043	1,489	10,640	9,815	8,990
Less: Property - operating lease liabilities	(30,176)	(30,746)	(26,382)	(20,796)	(17,365)
Less: Property - finance lease liabilities	(28)	(28)	(28)	(688)	(702)
Less: Cash and cash equivalents	(36,139)	(18,369)	(11,458)	(21,596)	(159,061)
Less: COPT’s share of cash of unconsolidated real estate JVs	(202)	(152)	(538)	(627)	(593)
Adjusted book	$5,450,919	$5,397,304	$5,454,472	$5,309,778	$5,187,088

Gross debt (page 27)	$2,257,854	$2,127,715	$2,247,523	$2,073,351	$2,139,130
Less: Cash and cash equivalents	(36,139)	(18,369)	(11,458)	(21,596)	(159,061)
Less: COPT’s share of cash of unconsolidated real estate JVs	(202)	(152)	(538)	(627)	(593)
Net debt	$2,221,513	$2,109,194	$2,235,527	$2,051,128	$1,979,476
Preferred equity	—	—	8,800	8,800	8,800
Net debt plus preferred equity	$2,221,513	$2,109,194	$2,244,327	$2,059,928	$1,988,276
Costs incurred on fully-leased development properties	(128,032)	(114,532)	(149,201)	(152,557)	(161,134)
Net debt adjusted for fully-leased development plus preferred equity	$2,093,481	$1,994,662	$2,095,126	$1,907,371	$1,827,142

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of outstanding preferred equity.

Net debt adjusted for fully-leased development plus preferred equity
Defined as Net debt less costs incurred on properties under development that were 100% leased plus the total liquidation preference of outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio, Net debt plus preferred equity to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt, Net debt plus preferred equity or Net debt adjusted for fully-leased development (defined above) plus preferred equity divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions
Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions
Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

B RE COPT — B RE COPT DC JV II LLC, a real estate JV formed in 2020.

BREIT-COPT — BREIT COPT DC JV LLC, a real estate JV formed in 2019.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports First Quarter 2021 Results; Raises Midpoint of Full Year Guidance
by 3-Cents, Implying 4.7% Growth

Stronger Outlook for Same-Property Cash NOI and
Interest Savings from Senior Notes Refinancing Boost 2021 Expectations
_______________________________________________________________

EPS of ($0.06) Exceeded High End of Guidance by 1-Cent;
FFO per Share, as Adjusted for Comparability, of $0.56 was at the High End of Guidance

Raising Same-Property Cash NOI Guidance for the Year by 100 Basis Points, to (1%)-1%
Same-Property Cash NOI Declined 2.7% in the Quarter, Consistent with Guidance

Core Portfolio 94.0% Occupied & 94.9% Leased

46,000 SF of 100% Leased Development Placed into Service

1.4 Million SF of Active Developments are 85% Leased
_______________________________________________________________

Solid Leasing Activity; Raising Tenant Retention Forecast

Total Leasing of 258,000 SF in the Quarter; Over 660,000 SF of New and Renewal Leasing Achieved in April
Total Leasing Through April Exceeds 920,000 SF

1Q Tenant Retention of 52% was In-Line with Internal Forecast
88% Retention Rate in April and Revised Forecast Drive Increased Full-Year Guidance of 70%-75%

1Q GAAP Rents on Renewals Increased 4.9%; Cash Rents Rolled Down 2.2% with Average Escalations of 2.6%
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) April 29, 2021 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2021.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “We are off to a strong start in 2021. Due to our unique investment strategy of concentrating assets around U.S. defense installations executing priority missions in support of national security, and the extremely high credit quality of our tenants, our operations continue to be fundamentally unaffected by pandemic-related externalities. First quarter leasing results were in-line
i

with our internal forecast, and we are off to a blistering start in the second quarter, completing over 660,000 square feet of new and renewal leasing, and achieving an 88% renewal rate. Based on leasing achieved in April and the transactions in negotiation, we are increasing our full-year tenant retention guidance from the prior range of 65%-75% to a new range of 70%-75%. With roughly 900,000 square feet of development transactions in advanced negotiations, we also remain on-track to meet or exceed previously established guidance of leasing 1 million square feet in developments this year.”

He continued, “The exceptional execution of our March bond offering and solid operations drove first quarter FFO per share, as adjusted for comparability, to the high-end of guidance and the interest savings will continue to benefit the remainder of the year. Additionally, our improved leasing outlook is driving higher expectations for same-property results. Accordingly, we are increasing the midpoint of our updated full-year guidance for FFO per share, as adjusted for comparability, from $2.19 to a new midpoint of $2.22, which would represent 4.7% growth over 2020 results.”

Financial Highlights

1st Quarter Financial Results:
•Diluted (loss) earnings per share (“EPS”) was ($0.06) for the quarter ended March 31, 2021 as compared to $0.21 for the first quarter of 2020.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.27 for the first quarter of 2021 as compared to $0.41 for first quarter 2020 results.

•FFOPS, as adjusted for comparability, was $0.56 for the first quarter of 2021 as compared to $0.51 for the first quarter of 2020.

Operating Performance Highlights

Operating Portfolio Summary:
•At March 31, 2021, the Company’s core portfolio of 180 operating office and data center shell properties was 94.0% occupied and 94.9% leased.

•During the quarter, the Company placed into service 46,000 square feet that were 100% leased.

Same-Property Performance:
•At March 31, 2021, COPT’s same-property portfolio of 161 buildings was 92.8% occupied and 93.8% leased.

•For the quarter ended March 31, 2021, the Company’s same-property cash NOI decreased 2.7% over the prior year’s comparable period.

Leasing:
•Total Square Feet Leased: For the quarter ended March 31, 2021, the Company leased 258,000 total square feet, including 154,000 square feet of renewals, 11,000 square feet in development projects, and 93,000 square feet of new leases on vacant space.

•Renewal Rates: During the quarter ended March 31, 2021, the Company renewed 51.8% of total expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter ended March 31, 2021, cash rents on renewed space decreased 2.2% and GAAP rents on renewed space increased 4.9%. For the same period, annual escalations on renewing leases averaged 2.6%.

•Lease Terms: In the first quarter of 2021, lease terms averaged 3.1 years on renewing leases, 5.5 years on development leasing, and 8.5 years on new leasing of vacant space.

Investment Activity Highlights

•Development Pipeline: At March 31, 2021, the Company’s development pipeline consisted of 10 properties totaling 1.4 million square feet that were 85% leased. These projects have a total estimated cost of $595.2 million, of which $340.2 million has been incurred.

Balance Sheet and Capital Transaction Highlights

•In March, the Company issued $600 million of 2.75% senior unsecured notes due 2031. This issuance enabled the Company to complete tender offers for, and subsequent redemptions of, its $350 million of 3.6% senior unsecured notes due 2023 and $250 million of 5.25% senior unsecured notes due 2024. The tender offers were completed effective March 11, 2021, and the redemptions of the remaining notes were completed on April 12, 2021.

•At March 31, 2021, the Company’s net debt to adjusted book ratio was 40.8% and its net debt to in-place adjusted EBITDA ratio was 6.6x. As of the same date, net debt adjusted for fully-leased development plus preferred equity to in-place adjusted EBITDA ratio was 6.3x. For the quarter ended March 31, 2021, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.3x.

•At March 31, 2021, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.25% with a weighted average maturity of 4.8 years; additionally, 89.4% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation

Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2021 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

2021 Guidance

Management is increasing its full-year guidance for EPS and FFOPS, per Nareit and as adjusted for comparability from the prior range of $0.25-$0.31, $1.65-$1.71, and $2.16-$2.22, respectively, to new ranges of $0.28-$0.34, $1.68-$1.74, and $2.19-$2.25, respectively. Management is establishing second quarter guidance for EPS and FFOPS per Nareit, and FFOPS, as adjusted for comparability at ($0.02)-$0.00, $0.33-$0.35, and $0.55-$0.57, respectively. Reconciliations of projected EPS to projected FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter ending		Year ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
EPS	$(0.02)	$—	$0.28	$0.34
Real estate-related depreciation and amortization	0.35	0.35	1.40	1.40
FFOPS, Nareit definition	0.33	0.35	1.68	1.74
Loss on early extinguishment of debt	0.22	0.22	0.51	0.51
FFOPS, as adjusted for comparability	$0.55	$0.57	$2.19	$2.25

Conference Call Information

Management will discuss first quarter 2021 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:            Friday, April 30, 2021
Time:                      12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                  8353839

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information

A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, April 30, through 3:00 p.m. Eastern Time on Friday, May 14. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 8353839.

Definitions

For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT

COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2021, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 17 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 180 office and data center shell properties encompassed 20.8 million square feet and was 94.9% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
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Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenues
Revenues from real estate operations	$145,164	$132,116
Construction contract and other service revenues	16,558	13,681
Total revenues	161,722	145,797
Operating expenses
Property operating expenses	56,974	49,999
Depreciation and amortization associated with real estate operations	37,321	32,596
Construction contract and other service expenses	15,793	13,121
General and administrative expenses	6,062	5,303
Leasing expenses	2,344	2,183
Business development expenses and land carry costs	1,094	1,118
Total operating expenses	119,588	104,320
Interest expense	(17,519)	(16,840)
Interest and other income	1,865	1,205
Credit loss recoveries (expense)	907	(689)
Gain on sales of real estate	(490)	5
Loss on early extinguishment of debt	(33,166)	—
(Loss) income before equity in income of unconsolidated entities and income taxes	(6,269)	25,158
Equity in income of unconsolidated entities	222	441
Income tax expense	(32)	(49)
Net (loss) income	(6,079)	25,550
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	85	(287)
Preferred units in the OP	—	(77)
Other consolidated entities	(675)	(1,132)
Net (loss) income attributable to COPT common shareholders	$(6,669)	$24,054

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to COPT common shareholders	$(6,669)	$24,054
Amount allocable to share-based compensation awards	(170)	(97)
Numerator for diluted EPS	$(6,839)	$23,957
Denominator:
Weighted average common shares - basic	111,888	111,724
Dilutive effect of share-based compensation awards	—	239
Weighted average common shares - diluted	111,888	111,963
Diluted EPS	$(0.06)	$0.21

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2021	2020
Net (loss) income	$(6,079)	$25,550
Real estate-related depreciation and amortization	37,321	32,596
Gain on sales of real estate	490	(5)
Depreciation and amortization on unconsolidated real estate JVs	454	818
Funds from operations (“FFO”)	32,186	58,959
FFO allocable to other noncontrolling interests	(1,027)	(12,015)
Basic FFO allocable to share-based compensation awards	(162)	(193)
Noncontrolling interests - preferred units in the OP	—	(77)
Basic FFO available to common share and common unit holders (“Basic FFO”)	30,997	46,674
Redeemable noncontrolling interests	—	32
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	30,997	46,706
Loss on early extinguishment of debt	33,166	—
Diluted FFO comparability adjustments for redeemable noncontrolling interests	458	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(167)	(50)
Demolition costs on redevelopment and nonrecurring improvements	—	43
Dilutive preferred units in the OP	—	77
FFO allocation to other noncontrolling interests resulting from capital event	—	11,090
Diluted FFO available to common share and common unit holders, as adjusted for comparability	64,454	57,866
Straight line rent adjustments and lease incentive amortization	(3,357)	(852)
Amortization of intangibles included in net operating income	40	(74)
Share-based compensation, net of amounts capitalized	1,904	1,389
Amortization of deferred financing costs	793	575
Amortization of net debt discounts, net of amounts capitalized	542	386
Replacement capital expenditures	(12,230)	(17,754)
Other diluted AFFO adjustments associated with real estate JVs	241	(41)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$52,387	$41,495
Diluted FFO per share	$0.27	$0.41
Diluted FFO per share, as adjusted for comparability	$0.56	$0.51
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2021	December 31, 2020
Balance Sheet Data
Properties, net of accumulated depreciation	$3,579,254	$3,562,549
Total assets	4,112,948	4,077,023
Debt, per balance sheet	2,207,903	2,086,918
Total liabilities	2,430,231	2,357,881
Redeemable noncontrolling interests	25,925	25,430
Equity	1,656,792	1,693,712
Net debt to adjusted book	40.8%	39.1%

Core Portfolio Data (as of period end) (1)
Number of operating properties	180	179
Total operational square feet (in thousands)	20,849	20,802
% Occupied	94.0%	94.3%
% Leased	94.9%	95.0%

	For the Three Months Ended March 31,
	2021		2020
Payout ratios
Diluted FFO	100.5%		66.6%
Diluted FFO, as adjusted for comparability	48.3%		53.9%
Diluted AFFO	59.5%		75.1%
Adjusted EBITDA fixed charge coverage ratio	4.3	x	3.8	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (2)	6.6	x	6.3	x
Net debt adj. for fully-leased development plus pref. equity to in-place adj. EBITDA ratio (3)	6.3	x	5.8	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	111,888		111,963
Weighted average common units	1,246		1,226
Anti-dilutive EPS effect of share-based compensation awards	261		—
Redeemable noncontrolling interests	—		110
Denominator for diluted FFO per share	113,395		113,299
Redeemable noncontrolling interests	940		—
Dilutive convertible preferred units	—		176
Denominator for diluted FFO per share, as adjusted for comparability	114,335		113,475

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end plus the total liquidation preference of preferred equity divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,805	$30,754
Common unit distributions - unrestricted units	347	339
Dividends and distributions for diluted FFO payout ratio	31,152	31,093
Distributions on dilutive preferred units	—	77
Dividends and distributions for other payout ratios	$31,152	$31,170

Reconciliation of GAAP net (loss) income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net (loss) income	$(6,079)	$25,550
Interest expense	17,519	16,840
Income tax expense	32	49
Real estate-related depreciation and amortization	37,321	32,596
Other depreciation and amortization	555	419
Gain on sales of real estate	490	(5)
Adjustments from unconsolidated real estate JVs	693	1,270
EBITDAre	50,531	76,719
Loss on early extinguishment of debt	33,166	—
Credit loss (recoveries) expense	(907)	689
Business development expenses	548	538
Demolition costs on redevelopment and nonrecurring improvements	—	43
Adjusted EBITDA	83,338	77,989
Proforma net operating income adjustment for property changes within period	166	734
Change in collectability of deferred rental revenue	124	—
In-place adjusted EBITDA	$83,628	$78,723

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$17,519	$16,840
Less: Amortization of deferred financing costs	(793)	(575)
Less: Amortization of net debt discounts, net of amounts capitalized	(542)	(386)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	234	441
Scheduled principal amortization	962	1,021
Capitalized interest	1,805	3,358
Preferred unit distributions	—	77
Denominator for fixed charge coverage-Adjusted EBITDA	$19,185	$20,776

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2021	2020
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$7,139	$11,357
Building improvements	3,628	2,475
Leasing costs	1,129	2,762
Net additions to tenant improvements and incentives	2,900	2,026
Excluded building improvements and leasing costs	(2,566)	(866)
Replacement capital expenditures	$12,230	$17,754

Same Properties cash NOI	$74,000	$76,041
Straight line rent adjustments and lease incentive amortization	151	182
Amortization of acquired above- and below-market rents	99	96
Amortization of intangibles and other assets to property operating expenses	—	(23)
Lease termination fees, net	1,362	38
Tenant funded landlord assets and lease incentives	179	368
Cash NOI adjustments in unconsolidated real estate JV	42	53
Same Properties NOI	$75,833	$76,755

	March 31, 2021	December 31, 2020
Reconciliation of total assets to adjusted book
Total assets	$4,112,948	$4,077,023
Accumulated depreciation	1,157,059	1,124,253
Accumulated amortization of real estate intangibles and deferred leasing costs	217,811	217,124
COPT’s share of liabilities of unconsolidated real estate JVs	27,603	26,710
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	2,043	1,489
Less: Property - operating lease liabilities	(30,176)	(30,746)
Less: Property - finance lease liabilities	(28)	(28)
Less: Cash and cash equivalents	(36,139)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(202)	(152)
Adjusted book	$5,450,919	$5,397,304

Reconciliation of debt outstanding to net debt and net debt adjusted for fully-leased development plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,257,854	2,127,715
Less: Cash and cash equivalents	(36,139)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(202)	(152)
Net debt	$2,221,513	$2,109,194
Costs incurred on fully-leased development properties	(128,032)	(114,532)
Net debt adjusted for fully-leased development plus preferred equity	$2,093,481	$1,994,662
x